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                                   Exhibit 23




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders of
Michael Anthony Jewelers, Inc.
Mount Vernon, New York



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated April 6, 2001, relating to the consolidated financial statements and schedule of Michael Anthony Jewelers, Inc. and subsidiaries (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended January 27, 2001.



BDO Seidman, LLP
New York, New York

April 26, 2001